Exhibit 99.1

NEWS RELEASE

NOBLE ENERGY ANNOUNCES FIRST QUARTER RESULTS

HOUSTON (May 8, 2020) -- Noble Energy, Inc. (NASDAQ: NBL) (“Noble Energy” or the “Company”) today provided first quarter financial and operating results. First quarter highlights include:

▪	Financial liquidity of $4.4 Bn including $1.4 Bn of cash and $3.0 Bn of available capacity on the Company’s unsecured revolver.

•	Consolidated cash flow from operations totaled $482 MM, benefiting from strong sales volumes, hedging gains and reduced cash costs.

•	Prior to working capital changes, consolidated cash flow from operations was $636 MM.

•	Organic capital expenditures for Noble Energy totaled $399 MM, more than 20% below the midpoint of guidance, due to U.S. onshore capital efficiencies and lower international spend.

•	Sales volumes of 390 MBoe/d were in the upper half of guidance.

•	Oil volumes of 139 MBbl/d were at the top of guidance, led by well productivity and completion acceleration onshore, along with strong liftings in Equatorial Guinea.

•	Leviathan, offshore Israel, commenced domestic sales on December 31, 2019 and export sales to Jordan and Egypt at the beginning of 2020.

▪	Unit production expense of $7.77 per BOE was significantly below the low end of guidance.

“Our first quarter results highlight the Company’s ability to execute, evidenced by strong operational and financial outcomes. However, the momentum we have built in our business has been overshadowed by the external events of early 2020. As we navigate through this uncertain time, our first priority is the health and safety of our employees, support staff, and the communities we touch," stated David L. Stover, Noble Energy’s Chairman and CEO. "The current macroeconomic and commodity environment require rapid and significant adjustments to industry activity levels. In response to the global COVID-19 pandemic and the oversupplied crude oil market, Noble Energy is prioritizing strong financial liquidity and resilience over development at less than acceptable returns. Looking forward, our unique asset portfolio and financial strength position the Company well for substantial value creation as we come through this current down-cycle to the other side.”

Noble Energy's Response in Current Environment

•	Lowered full-year expected 2020 capital expenditures more than 50% from original plan to a range of $750 to $850 million.

•	Identified $225 million in cash cost savings (from lease operating, production taxes, gathering and transportation, general and administrative, and asset retirement) versus original expectations.

•	Lowered executive leadership salaries and decreased cash retainer to directors through year-end 2020.

•	Voluntarily curtailing net oil production of 5-10 MBbl/d in May and 30-40 MBbl/d in June from the Company's U.S. onshore assets.

•
Cash-settled certain 2020 crude oil hedges that had reached maximum value, generating an additional $160 million in realized gains in the first quarter, and added new downside oil hedge protection through the remainder of 2020.

•	Reduced the Company's annualized dividend to $0.08 per share, prioritizing financial liquidity and the balance sheet.

First Quarter 2020 Results
The Company reported first quarter net loss attributable to Noble Energy of $4.0 billion, or $8.27 per diluted share. Excluding items impacting comparability, the Company generated adjusted net income and adjusted net income per share(1) attributable to Noble Energy for the quarter of $85 million and $0.18 per diluted share. Adjusted EBITDAX(1) was $715 million, and cash provided by operating activities was $482 million. Prior to working capital changes, operating cash flow was $636 million for the quarter.

First quarter capital expenditures funded by Noble Energy were $399 million, more than $75 million below the low end of guidance due to lower U.S. Onshore well costs and the deferral of offshore spend. Organic capital expenditures attributable to Noble Energy included $332 million related to U.S. onshore activities, $34 million of which was line-fill for the EPIC Crude Oil Pipeline which recently commenced full service. Noble Energy also invested $31 million in the Eastern Mediterranean, primarily for Leviathan infrastructure, and $19 million in West Africa for the Alen Gas Monetization project.

Noble Midstream Partners LP’s (NASDAQ: NBLX) capital expenditures totaled $196 million for the quarter, including $43 million for build out of gathering systems in the DJ and Delaware Basins, $66 million related to EPIC and Delaware Crossing pipeline investments, and $87 million related to the acquisition of interest in the Saddlehorn pipeline.

Oil, gas and natural gas liquid (NGL) revenues for the quarter benefited from strong production performance. Sales volumes for the quarter averaged 390 thousand barrels of oil equivalent per day (MBoe/d), with the U.S. onshore assets averaging 269 MBoe/d, West Africa sales of 55 MBoe/d and Israel averaging 393 million cubic feet equivalent per day (MMcfe/d). Oil sales volumes were at the high end of guidance, totaling 139 thousand barrels of oil per day (MBbl/d), with U.S. onshore oil volumes of 117 MBbl/d.

Unit production expenses for the first quarter 2020 were $7.77 per barrel of oil equivalent (BOE), including lease operating expenses (LOE), production taxes, gathering, transportation and processing expenses, and other royalty costs. These costs were below the low end of guidance as the Company continued to optimize workover, rental compression, and labor costs. In addition, production taxes were below original plan as a result of the lower commodity realizations in March.

Marketing and other, including sales and costs of purchased oil and gas, netted to $23 million of expense for the quarter, primarily reflecting mitigation of firm transportation costs. Depreciation, depletion and amortization was $13.87 per BOE and general and administrative expenses totaled $85 million for the quarter, reflecting continued focus on reducing the Company's corporate cost structure.

Losses from equity method investments totaled $24 million for the first quarter, primarily impacted by the acceleration of turnaround maintenance expenditures into the first quarter at the AMPCO Methanol Plant in Equatorial Guinea, along with weakness in global commodity pricing.

The Company’s effective tax rate on adjusted earnings was approximately 20%. On this basis, current tax expense was $35 million, resulting from the income generated in West Africa and Israel. Deferred taxes were a benefit of $25 million on this same basis.

Included in the Company’s results for the quarter were $4.2 billion of impairments associated with the Company’s Texas proved and unproved properties, resulting from a decline in commodity prices. The Company's consolidated financials also included a $110 million goodwill impairment ($38 million to Noble Energy's interest) related to Noble Midstream Partners Saddle Butte Pipeline system in the DJ Basin.

U.S. Onshore
Sales volumes from the Company’s U.S. onshore assets totaled 269 MBoe/d in the first quarter, with the DJ Basin contributing 156 MBoe/d, the Delaware averaging 67 MBoe/d, and Eagle Ford of 46 MBoe/d. During the quarter, the Company operated 4.5 rigs (2.5 DJ and 2 Delaware) and drilled 56 wells (42 DJ and 14 Delaware) onshore. Noble Energy completed 59 wells (36 DJ and 23 Delaware) and commenced production on 51 new wells (29 DJ and 22 Delaware). The number of wells commencing production was higher than anticipated as the Company continued to reduce drilling and completion cycle times through operational efficiencies.

In the DJ Basin, total sales volumes and oil were higher than planned, benefitting from strong well performance in Mustang, Wells Ranch and East Pony. First quarter 2020 activity was focused in Wells Ranch and Mustang where 20 wells from Row 2 were turned to production. Recent Mustang wells utilize a revised tankless facility, contributing to a smaller surface footprint, decreased emissions and improved well costs. LOE for the quarter reflected continuous improvement initiatives, including compression optimization and reduced labor costs, resulting in LOE of $3.36 per BOE. During the quarter, the Company received approval for the Wells Ranch Comprehensive Drilling Plan (CDP). This CDP encompasses 41,000 acres, with the potential for an additional 250 drilling permits to be approved.

Delaware Basin sales volumes were higher than plan due to strong base well performance and accelerated turn-in-lines. Of the 22 wells commencing production in the quarter, 20 were Wolfcamp A wells focused in the northern and central portion of the Company’s acreage, with the remaining two wells being 3rd Bone Spring. Record low LOE of $6.67 per BOE benefitted from artificial lift optimization, lower workover expense, and reliability improvements provided by the Company's electrical substations. Full service on the EPIC crude oil pipeline began April 1, 2020.

The Company's Eagle Ford operations continue to focus on cash flow optimization.

Eastern Mediterranean
First quarter 2020 sales volumes from the Company’s Israel assets totaled 393 MMcfe/d, an increase of 80% from the fourth quarter of 2019, due to the startup of Leviathan. Gross daily sales averaged 785 and 636 MMcfe/d for the Tamar and Leviathan fields, respectively, in the quarter, for a total of 1.42 billion cubic feet of natural gas equivalent per day. Gross sales to Israel averaged 1,052 MMcfe/d, while exports averaged 370 MMcfe/d. Beginning in March 2020, demand in the region began to be negatively impacted by the regional and global economic slowdown resulting from the COVID-19 pandemic.

The Leviathan project experienced approximately 95% runtime during its first quarter after startup, with export systems to Jordan and Egypt being successfully brought online. Commissioning activities for Leviathan continued during the quarter, and all four wells are now capable of producing over 350 MMcfe/d each.

West Africa
Sales volumes for Equatorial Guinea averaged 55 MBoe/d, including 21 MBbl/d of crude oil. Liquid sales volumes for the quarter were higher than production volumes by approximately 3 MBbl/d. Strong performance from the Aseng 6P oil development well contributed to higher than planned liftings.

The Alen Gas Monetization project continues to progress towards an early 2021 start-up. All equipment and material deliveries remain on track to achieve this outcome in the face of COVID-19 induced global supply chain challenges. During the quarter, the Company finalized its Alen LNG offtake arrangement with sales to a large multi-national LNG trader.

Capital and Cost Guidance
As a result of the current macroeconomic and commodity environment, the Company has further lowered its planned full year capital expenditures by $50 million to a range of $750 to $850 million, which represents a reduction of 53% from the midpoint of its original guidance. Approximately 50% of the updated capital expenditure amount was spent in the first quarter.

U.S. onshore capital expenditures are now estimated to be $575 million for full-year 2020. The Company is currently operating one drilling rig (in the DJ Basin) and has temporarily halted all completion activity. The remaining capital is expected to be allocated towards major project developments and necessary pipeline infrastructure in Equatorial Guinea and Israel. The Company’s exploration activity offshore Colombia has been deferred beyond 2020.

Reflecting continued cost reduction initiatives and changes in the Company's anticipated production, an additional $50 million in cash cost savings (from lease operating, general and administrative, and asset retirement) has been identified for a total reduction of $225 million for 2020. Combined with reduced capital and dividend payments, the Company has reduced its cash outlays for 2020 on these items by approximately $1.3 billion.

Given the uncertainty of COVID-19 impact and the pace of oil demand recovery, the Company is not providing detailed volume or cost guidance for 2020 at this time.

Additional details can be found in the Company’s supplemental presentation on the Company’s website, www.nblenergy.com.

(1)A Non-GAAP measure, please see the respective earnings release schedules included herein for reconciliations.

Webcast and Conference Call Information
Noble Energy, Inc. will host a live audio webcast and conference call at 8 a.m. Central Standard Time on Friday, May 8, 2020. The webcast link is accessible on the 'Investors' page at www.nblenergy.com. A replay will be available on the website. Conference call numbers for participation during the question and answer session are:
Toll Free Dial in: 877-883-0383
International Dial in: 412-902-6506
Conference ID: 2226527

Noble Energy (NASDAQ: NBL) is an independent oil and natural gas exploration and production company committed to meeting the world’s growing energy needs and delivering leading returns to shareholders. The Company operates a high-quality portfolio of assets onshore in the United States and offshore in the Eastern Mediterranean and off the west coast of Africa. Founded more than 85 years ago,

Noble Energy is guided by its values, its commitment to safety, and respect for stakeholders, communities and the environment. For more information on how the Company fulfills its purpose: Energizing the World, Bettering People’s Lives®, visit https://www.nblenergy.com.

Investor Contacts
Brad Whitmarsh
(281) 943-1670
Brad.Whitmarsh@nblenergy.com

Kim Hendrix
(281) 943-2197
Kim.Hendrix@nblenergy.com

Media Contacts
Trudi Boyd
(281) 569-8009
media@nblenergy.com

This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as "anticipates", “plans”, “estimates”, "believes", "expects", "intends", "will", "should", "may", and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy's current views about future events. Such forward-looking statements may include, but are not limited to, future financial and operating results, and other statements that are not historical facts, including estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations.  No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals, the potential adverse impact of the COVID-19 pandemic on the Company's business, financial condition and results of operations, and the markets and communities in which the Company operates, and other risks inherent in Noble Energy's businesses that are discussed in Noble Energy's most recent annual report on Form 10-K, quarterly report on Form 10-Q, and in other Noble Energy reports on file with the Securities and Exchange Commission. These reports are also available from the sources described above. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update any forward-looking statements should circumstances or management’s estimates or opinions change.
This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Energy’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please see Noble Energy’s earnings release schedules included herein for reconciliations of the differences between any historical non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

Schedule 1
Noble Energy, Inc.
Summary Statement of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues
Oil, NGL and Gas Sales	$894	$937
Sales of Purchased Oil and Gas	125	74
(Loss) Income from Equity Method Investments and Other	(24)	17
Midstream Services Revenues – Third Party	25	24
Total Revenues	1,020	1,052
Operating Expenses
Lease Operating Expense	138	151
Production and Ad Valorem Taxes	39	49
Gathering, Transportation and Processing Expense	95	102
Other Royalty Expense	4	3
Exploration Expense (1)	1,504	24
Depreciation, Depletion and Amortization	492	508
General and Administrative	85	102
Cost of Purchased Oil and Gas	139	87
Marketing Expense	9	5
Asset Impairments	2,703	—
Goodwill Impairment	110	—
Other Operating Expense, Net	35	112
Total Operating Expenses	5,353	1,143
Operating Loss	(4,333)	(91)
Other (Income) Expense
(Gain) Loss on Commodity Derivative Instruments	(389)	212
Interest, Net of Amount Capitalized	81	66
Other Non-Operating (Income) Expense, Net	(7)	4
Total Other (Income) Expense	(315)	282
Loss Before Income Taxes	(4,018)	(373)
Income Tax Benefit	(11)	(84)
Net Loss and Comprehensive Loss Including Noncontrolling Interests	(4,007)	(289)
Less: Net (Loss) Income and Comprehensive Income Attributable to Noncontrolling Interests (2)	(44)	24
Net Loss and Comprehensive Loss Attributable to Noble Energy	$(3,963)	$(313)
Net Loss Attributable to Noble Energy Per Share of Common Stock
Loss Per Share, Basic and Diluted	$(8.27)	$(0.65)
Weighted Average Number of Shares Outstanding - Basic and Diluted	479	478

(1)	$1,485 million of the $1,504 million of exploration expense relates to leasehold asset impairment recorded in first quarter 2020.

(2)
The Company consolidates Noble Midstream Partners LP (NBLX), a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. The public's ownership interest in NBLX is reflected as a noncontrolling interest in the financial statements.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on May 8, 2020.

Schedule 2
Noble Energy, Inc.
Condensed Statement of Cash Flows
(in millions, unaudited)

	Three Months Ended March 31,
	2020	2019
Cash Flows From Operating Activities
Net Loss Including Noncontrolling Interests (1)	$(4,007)	$(289)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities
Depreciation, Depletion and Amortization	492	508
Leasehold Impairment	1,485	—
Asset Impairments	2,703	—
Goodwill Impairment	110	—
Firm Transportation Exit Cost	—	92
Deferred Income Tax Benefit	(48)	(100)
(Gain) Loss on Commodity Derivative Instruments	(389)	212
Net Cash Received in Settlement of Commodity Derivative Instruments	208	14
Other Adjustments for Noncash Items Included in Income	82	28
Net Changes in Working Capital	(154)	63
Net Cash Provided by Operating Activities	482	528
Cash Flows From Investing Activities
Additions to Property, Plant and Equipment	(479)	(763)
Additions to Equity Method Investments (2)	(226)	(271)
Net Proceeds from Divestitures (3)	17	123
Other	(8)	—
Net Cash Used in Investing Activities	(696)	(911)
Cash Flows From Financing Activities
Dividends Paid, Common Stock	(58)	(53)
Noble Midstream Services Revolving Credit Facility, Net	155	170
Revolving Credit Facility, Net	1,000	—
Contributions from Noncontrolling Interest Owners (4)	78	10
Proceeds from Issuance of Mezzanine Equity, Net of Offering Costs (5)	—	99
Other	(48)	(32)
Net Cash Provided by Financing Activities	1,127	194
Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	913	(189)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period (6)	484	719
Cash, Cash Equivalents, and Restricted Cash at End of Period (7)	$1,397	$530

(1)
The Company consolidates Noble Midstream Partners LP (NBLX), a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. For the periods presented, net loss includes net (loss) income attributable to noncontrolling interests in NBLX.

(2)
Additions include NBLX's investments in EPIC Y-Grade, LP, EPIC Crude Holdings, LP, EPIC Propane and Delaware Crossing LLC. Additionally, $160 million of the investments in 2020 relates to NBLX's investment in Saddlehorn Pipeline, which includes $73 million of externally funded capital. NBLX's investment in Saddlehorn Pipeline, net of externally funded capital, was $87 million.

(3)	For the three months ended March 31, 2019, proceeds related to the SW Reeves County, Texas asset divestiture.

(4)	$73 million represents externally funded capital for NBLX's investment in Saddlehorn Pipeline.

(5)
Proceeds relate to the issuance of preferred equity by NBLX, which is redeemable and therefore presented within the mezzanine section of our consolidated balance sheets. The preferred equity is held by a third party; thus it is considered a redeemable noncontrolling interest.

(6)	As of the beginning of the periods presented, amounts include $0 million and $3 million of restricted cash, respectively.

(7)	As of March 31, 2020 and March 31, 2019, amounts include $0 million and $2 million of restricted cash, respectively.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on May 8, 2020.

Schedule 3
Noble Energy, Inc.
Condensed Balance Sheets
(in millions, unaudited)

	March 31, 2020	December 31, 2019
Assets
Current Assets
Cash and Cash Equivalents	$1,397	$484
Accounts Receivable, Net	562	730
Other Current Assets	353	148
Total Current Assets	2,312	1,362
Property, Plant and Equipment, Net	13,221	17,451
Other Noncurrent Assets	1,925	1,834
Total Assets	$17,458	$20,647
Liabilities, Mezzanine Equity and Shareholders' Equity
Current Liabilities
Accounts Payable - Trade	$1,099	$1,250
Other Current Liabilities	651	719
Total Current Liabilities	1,750	1,969
Long-Term Debt
Long-Term Debt - Noble Energy	6,982	5,982
Long-Term Debt - NBLX	1,650	1,495
Total Debt	8,632	7,477
Deferred Income Taxes	615	662
Other Noncurrent Liabilities	1,306	1,378
Total Liabilities	12,303	11,486
Total Mezzanine Equity (1)	109	106
Total Shareholders' Equity	4,397	8,410
Noncontrolling Interests (2)	649	645
Total Equity	5,046	9,055
Total Liabilities and Equity	$17,458	$20,647

(1)
Amount relates to the issuance of preferred equity by Noble Midstream Partners, LP (NBLX), which is redeemable and therefore presented within the mezzanine section of our consolidated balance sheets. The preferred equity is held by a third party; thus it is considered a redeemable noncontrolling interest.

(2)
The Company consolidates NBLX, a publicly traded subsidiary of Noble Energy, as a variable interest entity for financial reporting purposes. The public's ownership interest in NBLX is reflected as a noncontrolling interest in the financial statements.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in Noble Energy's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on May 8, 2020.

Schedule 4
Noble Energy, Inc.
Volume and Price Statistics
(unaudited)

	Three Months Ended March 31,
Sales Volumes	2020	2019
Crude Oil and Condensate (MBbl/d)
United States Onshore	117	113
Equatorial Guinea	20	12
Equity Method Investments - Equatorial Guinea	1	1
Total (1)	139	127
Natural Gas Liquids (MBbl/d)
United States Onshore	66	59
Equity Method Investments - Equatorial Guinea	4	4
Total	70	63
Natural Gas (MMcf/d)
United States Onshore	516	483
Israel	390	233
Equatorial Guinea	178	168
Total	1,084	884
Total Sales Volumes (MBoe/d)
United States Onshore	269	253
Israel	66	39
Equatorial Guinea	50	40
Total Consolidated Operations	385	332
Equity Method Investments - Equatorial Guinea	5	5
Total Sales Volumes (MBoe/d)	390	337

Total Sales Volumes (MBoe)	35,462	30,375

Price Statistics - Realized Prices (2)
Crude Oil and Condensate ($/Bbl)
United States Onshore	$46.10	$53.46
Equatorial Guinea	47.35	61.01
Natural Gas Liquids ($/Bbl)
United States Onshore	$10.30	$17.86
Natural Gas ($/Mcf)
United States Onshore	$1.27	$2.49
Israel	5.36	5.57
Equatorial Guinea	0.27	0.27

(1)	Amounts include a small amount of condensate from the Company’s offshore Israel assets.

(2)
Average realized prices do not include gains or losses on commodity derivative instruments. For the three months ended March 31, 2020 and 2019, including the impact of hedges settled (while excluding the impact of early terminated hedges) in the period, the Company's U.S. onshore oil price was $49.85 and $54.59 per Bbl, respectively, Equatorial Guinea oil price was $47.35 and $58.22 per Bbl, respectively, and U.S. onshore gas price was $1.23 and $2.61 per Mcf, respectively.

Schedule 5
Noble Energy, Inc.
Reconciliation of Net Loss Attributable to Noble Energy and Per Share (GAAP) to
Adjusted Net Income (Loss) Attributable to Noble Energy and Per Share (Non-GAAP)
(in millions, except per share amounts, unaudited)

Adjusted net income (loss) attributable to Noble Energy and per share (Non-GAAP) should not be considered an alternative to, or more meaningful than, net loss attributable to Noble Energy and per share (GAAP) or any other measure as reported in accordance with GAAP. Our management believes, and certain investors may find, that adjusted net income (loss) attributable to Noble Energy and per share (Non-GAAP) is beneficial in evaluating our operating and financial performance because it eliminates the impact of certain items affecting comparability (typically noncash and/or nonrecurring items) that management does not consider to be indicative of our performance from period to period. We believe this Non-GAAP measure is used by analysts and investors to evaluate and compare our operating and financial performance across periods. As a performance measure, adjusted net income (loss) attributable to Noble Energy and per share (Non-GAAP) may be useful for comparison of earnings and per share to forecasts prepared by analysts and other third parties. However, our presentation of adjusted net income (loss) attributable to Noble Energy and per share (Non-GAAP), may not be comparable to similar measures of other companies in our industry.

	Three Months Ended March 31,
	2020	2019
Net Loss Attributable to Noble Energy (GAAP)	$(3,963)	$(313)
Adjustments to Net Loss
Firm Transportation Exit Cost	—	92
Leasehold Impairment	1,485	—
Asset Impairments	2,703	—
Goodwill Impairment (1)	38	—
Finance Lease Impairment	40	—
(Gain) Loss on Commodity Derivative Instruments, Net of Cash Settlements	(181)	226
Other Adjustments	(16)	19
Total Adjustments Before Tax	4,069	337
Current Income Tax Effect of Adjustments (2)	2	(3)
Deferred Income Tax Effect of Adjustments (2)	(23)	(65)
Adjusted Net Income (Loss) Attributable to Noble Energy (Non-GAAP)	$85	$(44)

Net Loss Attributable to Noble Energy Per Share, Basic and Diluted (GAAP)	$(8.27)	$(0.65)
Firm Transportation Exit Cost	—	0.19
Leasehold Impairment	3.10	—
Asset Impairments	5.64	—
Goodwill Impairment	0.08	—
Finance Lease Impairment	0.08	—
(Gain) Loss on Commodity Derivative Instruments, Net of Cash Settlements	(0.37)	0.47
Other Adjustments	(0.03)	0.04
Deferred Income Tax Effect of Adjustments (2)	(0.05)	(0.14)
Adjusted Net Income (Loss) Attributable to Noble Energy per Share, Diluted (Non-GAAP)	$0.18	$(0.09)

Weighted Average Number of Shares Outstanding, Basic	479	478
Weighted Average Number of Shares Outstanding, Diluted	482	478

(1)
Noble Midstream Partners, LP (NBLX) recorded goodwill impairment expense of $110 million during first quarter 2020. Goodwill impairment expense attributable to Noble Energy of $38 million represents Noble Energy's portion of the impairment relating to our ownership interests in Black Diamond and is reflected as an adjustment to net income (loss) attributable to Noble Energy (Non-GAAP). The portion of impairment expense attributable to noncontrolling interests of $72 million is appropriately excluded from the above schedule.

(2)	Amounts represent the income tax effect of adjustments, determined for each major tax jurisdiction for each adjusting item.

Schedule 6
Noble Energy, Inc.
Reconciliation of Net Loss Including Noncontrolling Interests (GAAP)
to Adjusted EBITDAX (Non-GAAP)
(in millions, unaudited)

Adjusted Earnings Before Interest Expense, Income Taxes, Depreciation, Depletion and Amortization, and Exploration Expenses (Adjusted EBITDAX) (Non-GAAP) should not be considered an alternative to, or more meaningful than, net loss including noncontrolling interests (GAAP) or any other measure as reported in accordance with GAAP. Our management believes, and certain investors may find, that Adjusted EBITDAX (Non-GAAP) is beneficial in evaluating our operating and financial performance because it eliminates the impact of certain items affecting comparability (typically noncash and/or nonrecurring items) that management does not consider to be indicative of our performance from period to period. We believe these Non-GAAP measures are used by analysts and investors to evaluate and compare our operating and financial performance across periods. As a performance measure, Adjusted EBITDAX (Non-GAAP) may be useful for comparison to forecasts prepared by analysts and other third parties. However, our presentation of Adjusted EBITDAX (Non-GAAP) may not be comparable to similar measures of other companies in our industry.

	Three Months Ended March 31,
	2020	2019
Net Loss Including Noncontrolling Interests (GAAP)	$(4,007)	$(289)
Adjustments to Net Loss, After Tax (1)	4,048	269
Goodwill Impairment (2)	72	—
Depreciation, Depletion and Amortization	492	508
Exploration Expense (3)	19	24
Interest, Net of Amount Capitalized	81	66
Current Income Tax Expense (4)	35	19
Deferred Income Tax Benefit (4)	(25)	(35)
Adjusted EBITDAX (Non-GAAP)	$715	$562

(1)	See Reconciliation of Net Loss Attributable to Noble Energy (GAAP) to Adjusted Net Income (Loss) Attributable to Noble Energy (Non-GAAP).

(2)	Represents remaining goodwill impairment expense attributable to noncontrolling interest after reversal of Adjustments to Net Loss, After Tax, above.

(3)	Represents remaining exploration expense after reversal of Leasehold Impairment expense Adjustments to Net Loss, After Tax, above.

(4)	Represents remaining Income Tax Benefit after reversal of "Adjustments to Net Loss, After Tax", above.

Schedule 7
Noble Energy, Inc.
Capital Expenditures
(in millions, unaudited)

	Three Months Ended March 31,
	2020	2019
Noble Energy Capital Expenditures
Organic Capital Expenditures Attributable to Noble Energy (1)	$399	$683
Acquisition Capital Attributable to Noble Energy	6	39
Total Capital Expenditures Attributable to Noble Energy (Accrual Based)	$405	$722

Noble Midstream Partners Capital Expenditures
Organic Capital Expenditures Attributable to Noble Midstream Partners	$43	$29
Additions to Equity Method Investments Attributable to Noble Midstream Partners (2)	153	271
Total Capital Expenditures Attributable to Noble Midstream Partners (Accrual Based)	$196	$300

Increase in Finance Lease Obligations	8	2

(1)	The months ended March 31, 2019 includes $37 million of midstream capital not funded by Noble Midstream Partners, LP (NBLX).

(2)
Additions to equity method investments for 2019 and 2020 primarily include NBLX's investments in EPIC Y-Grade, LP, EPIC Crude Holdings, LP, EPIC Propane, and Delaware Crossing LLC. Additionally, investments in 2020 includes NBLX's investment in Saddlehorn of $87 million, which excludes $73 million of externally funded capital.